EXHIBIT 3.1


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                        ARTICLES OF AMENDMENT TO RESTATED
                          ARTICLES OF INCORPORATION OF
                       CARNEGIE INTERNATIONAL CORPORATION

         Carnegie International Corporation, a Colorado corporation (hereinafter called the "Corporation"), having its principal office in Hunt Valley, Maryland, hereby certifies to Secretary of State of Colorado that:

                  FIRST: The name of the corporation is: CARNEGIE INTERNATIONAL CORPORATION.

                  SECOND: The Articles of Incorporation of the Corporation are hereby amended by deleting in its entirety in the existing Article FOUR and by substituting in lieu thereof the Article FOUR set forth in Exhibit A attached hereto.

                  THIRD: The amendment of the Restated Articles of Incorporation with respect to Section 2 of Article FOUR was adopted on October 30, 1998, by the Board of Directors and shareholder action was not required, as prescribed by the Colorado Business Corporation Act. The amendment of the Restated Articles of Incorporation with respect to Section 3 of Article FOUR was adopted on November 20, 1998, by the Board of Directors and shareholder action was not required, as prescribed by the Colorado Business Corporation Act.


         Carnegie International Corporation has caused these presents to be signed and acknowledged in its name and on its behalf by its President and witnessed and attested by its Secretary on this 9th day of February, 1999, and its President acknowledges that these Articles of Amendment are the act and deed of said Corporation, and under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                               CARNEGIE INTERNATIONAL CORPORATION



/s/ Lawrence Gable                    By: /s/ Lowell Farkas        (SEAL)
--------------------------------          ----------------------------------
Lawrence Gable, Acting Secretary          Lowell Farkas, President




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                                    Exhibit A

                                  ARTICLE FOUR

         The total amount of authorized capital stock of the Corporation shall consist of One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share and Forty Million (40,000,000) shares of Preferred Stock, par value $1.00 per share.

         The Board of Directors is hereby expressly authorized issue, in one or more series, any shares of unissued Preferred Stock and to determine the designation, preferences, conversion rights, voting powers, restrictions, redemption provisions, limitations as to dividends and other terms, provisions and rights. The Board of Directors shall cause the execution and filing with the Secretary of State of Colorado of appropriate Articles of Amendment to the Restated Articles of Incorporation of the Corporation with respect to any such issuance of Preferred Stock in accordance with the Colorado Business Corporation Act.

         1. Series A Preferred Stock. A series of authorized Preferred Stock, $1.00 par value is hereby created and shall have the designation, authorized number of shares thereof and the rights, terms and provisions as set forth below:

                  (a) Designation and Amount. The shares of this series shall be designated as "Series A Preferred Stock" (the "Series A") and the authorized number of shares constituting the Series A Preferred Stock shall be Two Hundred Thousand (200,000).

                  (b) Trading. Series A will not be allowed to trade on the open market.

                  (c) Administration. Administration of the Series A will be conducted within the corporate office and not through the Corporation's transfer agent.

                  (d) Voting Rights. Series A will have the right to vote along with Common Stock shareholders as follows: Each share of Series A will be counted as ten (10) votes of Common Stock. For purposes of voting, the totality of voting shares on any issue shall be all Common Stock shares issued and outstanding plus Series A shares issued and outstanding, Series A to be weighted ten (10) votes for each one (1) Series A share. For example, if there are 200,000 Series A shares issued and outstanding and there are 40,000,000 shares of Common Stock issued and outstanding, the total shares eligible to vote is 42,000,000 shares (40,000,000 Common Stock + (10 x 200,000 Series A) =
42,000,000). If a two thirds (2/3) majority is required, then 28,000,000 shares need to be cast from either Series A (weighted 10 votes for 1 Series A share) or Common Stock issued and outstanding shares to have the motion pass.

                  (e) Conversion Rights. Series A will have a "right of conversion" as follows: On May 18, 2000, the 200,000 shares of Series A shall be convertible to the greater of $2,000,000 worth of Common Stock or 2,000,000 shares of Common Stock, to be issued and legended in accordance with Rule 144 (hereinafter Rule 144 stock). Series A shareholder shall have the right to convert the shares prior to May 18, 2000 in the event the Common Stock price of Carnegie closes above $2.00 per share (hereinafter "early conversion"). In the event of an early conversion, Series A shareholder shall receive $2,000,000 worth of Rule 144 stock. The value of the Rule 144 stock, for conversion purposes shall be based on the average Market


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closing  price of the  Common  Stock  for the  five  business  days  immediately preceding the conversion date. Market is defined as the price quoted for the Company's Common Stock by the NASD Over the Counter Bulletin Board Service (OTCBB), or any other US public market that trades the Common Stock on a daily basis. The shares issued in the event of an early conversion will be Rule 144 stock.

                  (f) Liquidation. Series A will have a preference over shares of Common Stock in the event of a corporate liquidation.

                  (g) Dividends. Series A will not be entitled to dividends. If however the Corporation deems that a dividend be declared, the Series A shareholder shall be given at least five (5) days written notice and at that time can opt to convert Series A shares into shares of Common Stock, in accordance with the conversion formula described in Section 1(e) of this Article 4.

                  (h) Stock Split. In the event of a stock split, either reverse or otherwise, the Series A and/or the shares of Common Stock that will be obtained upon conversion are to be proportionately split.

         2. Series B Preferred Stock. A series of authorized Preferred Stock, $1.00 par value is hereby created and shall have the designation, authorized number of shares thereof and the rights, terms and provisions as set forth below:

                  (a) Designation and Amount. The shares of this series shall be designated as "Series B Preferred Stock" (the "Series B") and the authorized number of shares constituting the Series B Preferred Stock shall be Two Hundred Thousand Eight Hundred Forty-Seven and One-Half (200,847.5).

                  (b) Voting Rights. Series B will have the right to vote along with Common Stock shareholders as follows: Each share of Series B will be counted as ten (10) votes of Common Stock. For purposes of voting, the totality of voting shares on any issue shall be all Common Stock shares issued and outstanding plus Series B shares issued and outstanding, Series B to be weighted ten (10) votes for each one (1) Series B share. For example, if there are 200,000 Series B shares issued and outstanding and there are 40,000,000 shares of Common Stock issued and outstanding, the total shares eligible to vote is 42,000,000 shares (40,000,000 Common Stock + (10 x 200,000 Series B) =
42,000,000). If a two thirds (2/3) majority is required, then 28,000,000 shares need to be cast from either Series B (weighted 10 votes for 1 Series B share) or Common Stock issued and outstanding shares to have the motion pass.

                  (c) Conversion Rights. Series B will have a "right of conversion" as follows:

                         (i) The 21,600 shares of Series B shall be  convertible
to Common Stock of the Corporation upon the common share price of the Corporation maintaining an average bid trading price of Two Dollars ($2.00) per share for a period of at least thirty (30) days, provided that said trading price reaches Two Dollars ($2.00) per share by December 31, 1998 and the thirty
(30) day common share price holds at Two Dollars ($2.00) per share for more than 30 days on or before February 15, 1999. Said Common Stock shall constitute

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restricted  securities as defined in 17 C.F.R.  ss.  230.144(a)(3)  (hereinafter
"Rule 144 Stock") and shares of Rule 144 Stock received in the conversion shall be Two Million Eight Thousand Four Hundred Seventy-Five (2,008,475) shares of Rule 144 Stock.

                  (d) Dividends. Series B will not be entitled to dividends.

                  (e) Stock Split. In the event of a stock split, either reverse or otherwise, the Series B and/or the shares of Common Stock that will be obtained upon conversion are to be proportionately split.

         3. Series E Preferred Stock. A series of authorized Preferred Stock, $1.00 par value is hereby created and shall have the designation, authorized number of shares thereof and the rights, terms and provisions as set forth below:

                  (a) Designation and Amount. The shares of this series shall be designated as "Series E Preferred Stock" (the "Series E") and the authorized number of shares constituting the Series E Preferred Stock shall be Twenty-One Thousand Six Hundred (21,600).

                  (b) Voting Rights. Series E will have the right to vote along with Common Stock shareholders as follows: Each share of Series E will be counted as ten (10) votes of Common Stock. For purposes of voting, the totality of voting shares on any issue shall be all Common Stock shares issued and outstanding plus Series E shares issued and outstanding, Series E to be weighted ten (10) votes for each one (1) Series E share. For example, if there are 200,000 Series E shares issued and outstanding and there are 40,000,000 shares of Common Stock issued and outstanding, the total shares eligible to vote is 42,000,000 shares (40,000,000 Common Stock + (10 x 200,000 Series E) =
42,000,000). If a two thirds (2/3) majority is required, then 28,000,000 shares need to be cast from either Series E (weighted 10 votes for 1 Series E share) or Common Stock issued and outstanding shares to have the motion pass.

                  (c) Conversion Rights. Series E will have a "right of conversion" as follows:

                         (i) On November 20, 2000, the 21,600 shares of Series E
shall be convertible to Rule 144 Restricted Legend Common Stock of the Corporation (hereinafter "Rule 144 Stock") and shares of Rule 144 Stock received in the conversion shall be the greater of:

                              a) Rule 144 Stock with a value of  $270,000  based
upon the conversion Value set forth in forth in paragraph (ii) below; or

                              b) 216,000  shares of Rule 144 Stock,  which shall
be considered higher in Value than the Value under a) above if the Value of the Common Stock of the Corporation is above an average closing price of $1.25 per share as computed on the business day immediately preceding November 20, 2000.

                         (ii) The  Value of each  share of Rule 144  Stock,  for
conversion calculation purposes shall be based on the average Market closing price of the Common Stock for the five (5) business days immediately preceding the conversion date. "Market" is defined as the price quoted for the Corporation's Common Stock by the NASD Over the Counter Bulletin Board

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Service  (OTCBB),  or the  closing  trading  price on the  exchange on which the
Corporation's Common Stock is traded if said stock is no longer quoted on the OTCBB.

                  (d) Dividends. Series E will not be entitled to dividends.

                  (e) Stock Split. In the event of a stock split, either reverse or otherwise, the Series E and/or the shares of Common Stock that will be obtained upon conversion are to be proportionately split.

         4. Series F Preferred Stock. A series of authorized Preferred Stock, $1.00 par value is hereby created and shall have the designation, authorized number of shares thereof and the rights, terms and provisions as set forth below:

                  (a) Designation and Amount. The shares of this series shall be designated as "Series F Preferred Stock" (the "Series F") and the authorized number of shares constituting the Series F Preferred Stock shall be Fifty Two Thousand Five Hundred (52,500).

                  (b) Trading. Series F will not be allowed to trade on the open market.

                  (c) Administration. Administration of the Series F will be conducted within the corporate office and not through the Corporation's transfer agent.

                  (d) Voting Rights. Series F will have the right to vote along with Common Stock shareholders as follows: Each share of Series F will be counted as ten (10) votes of Common Stock. For purposes of voting, the totality of voting shares on any issue shall be all Common Stock shares issued and outstanding plus Series F shares issued and outstanding, Series F to be weighted ten (10) votes for each one (1) Series F share. For example, if there are 200,000 Series F shares issued and outstanding and there are 40,000,000 shares of Common Stock issued and outstanding, the total shares eligible to vote is 42,000,000 shares (40,000,000 Common Stock + (10 x 200,000 Series F) =
42,000,000). If a two thirds (2/3) majority is required, then 28,000,000 shares need to be cast from either Series F (weighted 10 votes for 1 Series F share) or Common Stock issued and outstanding shares to have the motion pass.

                  (e) Liquidation. Series F will have a preference over shares of Common Stock in the event of a corporate liquidation, at up to $1.33 per share. Preferred shares shall have preference over other Preferred shares in the event of a corporate liquidation in order of alphabetical issuance, such that Series A shall have preference over Series B, Series B shall have preference over Series C. etc. The cumulative preferences of Series A through E Preferred over Series F shall not exceed Twenty Million Dollars ($20,000,000).

                  (f) Dividends. Series F will not be entitled to dividends.

                  (g) Conversion Rights. Series F will have a "right of conversion" as follows:

                         (i) On December 1, 2000,  the 52,500 shares of Series F
shall be converted automatically to Common Stock of the Company, which Common Stock shall constitute

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restricted  securities as defined in 17 C.F.R.  ss.  230.144(a)(3)  (hereinafter
"Rule 144 Stock"). The Common Stock shall be converted to the greater of:

                              a) Rule  144  Stock  with a Value  of  $7,000,000,
based upon the conversion Value set forth in paragraph (ii) below; or

                              b) 525,000  shares of Rule 144 Stock,  which shall
be considered higher in Value than the Value under a) above if the Value of the Common Stock of the Company is above an average closing price of $1.33 per share as computed for five (5) business days immediately preceding December 1, 2000.

                         (ii) The  Value of each  share of Rule 144  Stock,  for
conversion calculation purposes shall be based on the average Market closing price of the Common Stock for the five business days immediately preceding the conversion date. Market is defined as the price quoted for the Company's Common Stock by the NASD Over the Counter Bulletin Board Service (OTCBB), or the closing trading price on the exchange on which the Company Common Stock is traded if said stock is no longer quoted on the OTCBB.

                  (h) Stock Split. In the event of a stock split, either reverse or otherwise, the Series F and/or the shares of Common Stock that will be obtained upon conversion are to be proportionately split.




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